WILMERHALE                                           Exhibit (i)(2)








April 27, 2006



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

Re: Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of The Wright Managed Equity Trust (the "Trust") File Nos. 2-78047; 811-3489 ("PEA no. 35")
         --------------------------------------------------------------

Gentlemen:

Wilmer Cutler Pickering Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 35 of its opinion, dated April 7, 1998, filed with the Securities and Exchange Commission on April 29, 1998, as exhibit no. 10 to post-effective amendment no. 23 to the Trust's registration statement on Form N-1A.

This consent may not be used for any purpose other than as set forth above without our further consent.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP



By:  /s/TIMOTHY F. SILVA
     -------------------
       Timothy F. Silva, a Partner